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                                                                     EXHIBIT 11
                             TENET HEALTHCARE CORPORATION

                  STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS *
                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                     Three Months Ended            Nine Months Ended
                                                                     Feb 28 and Feb 29,            Feb 28 and Feb 29,
                                                                     --------------------          ---------------------
                                                                     1995         1996             1995          1996
                                                                     -------      -------          -------       -------


FOR PRIMARY EARNINGS PER SHARE
Shares outstanding at beginning of period. . . . . . . . . . . . .   166,361      203,554          166,081       199,938
Shares issued upon exercise of stock options. . . . . . . . . . .         52          730              224           592
Dilutive effect of outstanding stock options. . . . . . . . . . .      1,489        3,670            1,921         2,797
Shares issued upon exercises of performance
    investment options. . . . . . . . . . . . . . . . . . . . . .         --        5,314               --         2,995
                                                                     -------      -------          -------       -------
Weighted average number of shares and share
    equivalents outstanding . . . . . . . . . . . . . . . . . . .    167,902      213,268          168,226       206,322
                                                                     -------      -------          -------       -------
                                                                     -------      -------          -------       -------

Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $ 48,854    $ 70,682         $159,100      $371,798
                                                                     -------      -------          -------       -------
                                                                     -------      -------          -------       -------

Earnings per share . . . . . . . . . . . . . . . . . . . . . . . .    $0.29        $0.33            $0.95         $1.80
                                                                     -------      -------          -------       -------
                                                                     -------      -------          -------       -------

FOR FULLY DILUTED EARNINGS PER SHARE
Weighted average number of shares used in primary
    calculation. . . . . . . . . . . . . . . . . . . . . . . . . .   167,902      213,268          168,226       206,322
Additional dilutive effect of stock options . . . . . . . . . . . .      343          372              226           329
Assumed conversion of dilutive convertible
    debentures . . . . . . . . . . . . . . . . . . . . . . . . . .    13,825        4,363           13,251         8,851
                                                                     -------      -------          -------       -------

Fully diluted weighted average number of shares . . . . . . . . . .  182,070      218,003          181,703       215,502
                                                                     -------      -------          -------       -------
                                                                     -------      -------          -------       -------

Income used in primary calculation. . . . . . . . . . . . . . . . .  $ 48,854    $ 70,682         $159,100      $371,798
Adjustments:
  Interest expense on convertible debentures. . . . . . . . . . . .    3,856        1,353           10,268         9,005
  Reduced reimbursement of above interest expense
     by Medicare. . . . . . . . . . . . . . . . . . . . . . . . . .     (851)        (449)          (1,081)       (2,407)
  Income taxes on interest less Medicare
     reimbursement. . . . . . . . . . . . . . . . . . . . . . . . .    (1,230)       (358)          (3,684)       (2,573)
                                                                     --------     --------         --------      --------
Adjusted income used in fully diluted calculation . . . . . . . . .  $ 50,629     $ 71,228         $164,603      $375,823
                                                                     --------     --------         --------      --------
                                                                     --------     --------         --------      --------

Earnings per share. . . . . . . . . . . . . . . . . . . . . . . . .  $  0.28      $  0.33          $  0.91       $  1.74
                                                                     --------     --------         --------      --------
                                                                     --------     --------         --------      --------



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*   All shares in these tables are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period.

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